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                                                                       EXHIBIT 4

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of ___________, 2006, between BB&T Funds ("BB&T"), a Massachusetts business trust, on behalf of Sterling Capital Small Cap Value Fund, a series of BB&T, and The Advisors' Inner Circle Fund ("Advisors"), a Massachusetts business trust, on behalf of the Sterling Capital Small Cap Value Fund, a series of Advisors. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION

         (a) Advisors will sell, assign, convey, transfer and deliver to BB&T, and BB&T will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in the Sterling Capital Small Cap Value Fund, a series of Advisors (the "Sterling Fund"). Such acquisition is to be made by the Sterling Capital Small Cap Value Fund, a series of BB&T (the "BB&T Fund").

         In consideration therefor, the BB&T Fund shall, on the Exchange Date, assume all of the liabilities of the Sterling Fund existing at the Valuation Time and transfer to the Sterling Fund a number of full and fractional units of beneficial interest ("Shares") (such Shares being Sterling Shares) of the BB&T Fund having an aggregate net asset value equal to the value of all of the assets of the Sterling Fund transferred to the BB&T Fund on such date less the value of all of the liabilities of the Sterling Fund assumed by the BB&T Fund on that date. It is intended that the reorganization described in this Agreement shall be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, the Sterling Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the BB&T Fund Shares received by it, each shareholder being entitled to receive that number of BB&T Fund Shares equal to the total of (i) the proportion which the number of Shares of the Sterling Fund held by such shareholder bears to the number of such Shares of the Sterling Fund outstanding on such date multiplied by (ii) the total number of BB&T Fund Shares received by the Sterling Fund, as of the Exchange Date. Sterling Fund shareholders of record holding Institutional Class Shares will receive Sterling Shares of the BB&T Fund.

AGREEMENT

         BB&T and Advisors represent, warrant and agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF ADVISORS. Each of Advisors and the Sterling Fund represent and warrant to and agree with BB&T and the BB&T Fund that:



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         (a) Advisors is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to carry on its business as it is now conducted and to carry out its obligations under this Agreement. Advisors and the Sterling Fund are not required to qualify as a foreign association in any jurisdiction where the failure to so qualify would have a material adverse effect on Advisors or the Sterling Fund. Advisors and the Sterling Fund have all necessary federal, state and local authorizations to carry on their business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

         (b) Advisors is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the Sterling Fund is a separate series thereof duly designated in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of Advisors. The Sterling Fund has met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Exchange Date. The Sterling Fund has not at any time since its inception been liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Sterling Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder.

         (c) The statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of portfolio investments (indicating their market values) for the Sterling Fund at and for the year ended October 31, 2005, such statements and schedule having been audited by KPMG LLP, independent accountants to Advisors, have been furnished to BB&T. Such statement of assets and liabilities and schedule fairly presents the financial position of the Sterling Fund as of October 31, 2005 and said statement of operations and changes in net assets fairly reflects the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

         (d) The prospectus of the Sterling Fund dated March 1, 2006 (the "Sterling Prospectus") and the Statement of Additional Information dated March 1, 2006 (the "Sterling SAI") for the Sterling Fund and on file with the Securities and Exchange Commission, which have been previously furnished to BB&T, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Advisors or the Sterling Fund, overtly threatened against Advisors or the Sterling Fund which assert liability on the part of Advisors or the Sterling Fund.



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         (f) There are no material contracts outstanding to which Advisors, with respect to the Sterling Fund, or the Sterling Fund is a party, other than as disclosed in the Sterling Prospectus and the Sterling SAI or in the Registration Statement and the Proxy Statement.

         (g) Neither Advisors, with respect to the Sterling Fund, nor the Sterling Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 2005, and those incurred in the ordinary course of Advisors' business as an investment company since that date. Prior to the Exchange Date, Advisors will advise BB&T of all known material liabilities, contingent or otherwise, incurred by it, with respect to the Sterling Fund subsequent to October 31, 2005, whether or not incurred in the ordinary course of business.

         (h) As used in this Agreement, the term "Investments" shall mean the Sterling Fund's investments shown on the schedule of its portfolio investments as of October 31, 2005, referred to in Section 1(c) hereof, as supplemented with such changes as Advisors or the Sterling Fund shall make after October 31, 2005, which changes shall be disclosed to BB&T, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

         (i) As of the Exchange Date, the Sterling Fund shall have timely filed all federal, state and other tax returns and reports which have been required to be filed by the Sterling Fund and shall have timely paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Sterling Fund. As of the Exchange Date, all tax liabilities of the Sterling Fund shall have been adequately provided for on its books, and no tax deficiency or liability of the Sterling Fund shall have been asserted, and no question with respect thereto shall have been raised, and the Sterling Fund shall not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Advisors on behalf of the Sterling Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of the Sterling Fund to be transferred to the BB&T Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, BB&T will, on behalf of the BB&T Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Advisors or the Sterling Fund and, except as described in Section 1(l), without any restrictions upon the transfer thereof.

         (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Advisors or BB&T.

         (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Advisors on behalf of the Sterling Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the



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Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

         (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by BB&T on Form N-14 relating to the BB&T Fund Shares issuable hereunder, and the proxy statement of Advisors included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Advisors and the Sterling Fund, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by BB&T, insofar as it relates to Advisors and the Sterling Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon or in conformity with information furnished by BB&T, or the BB&T Fund, for use in the Registration Statement, Prospectus, or Proxy Statement.

         (n) All of the issued and outstanding Shares of the Sterling Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

         (o) No payments will be made by the Sterling Fund to its shareholders in connection with or as a result of this Agreement or the transactions contemplated by this Agreement, except that the Sterling Fund will, in the ordinary course of its business as an open-end investment company, make distributions of dividends paying out investment income or capital gains, and distributions in redemption of Shares.

         (p) The Sterling Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

         2. REPRESENTATIONS AND WARRANTIES OF BB&T. Each of BB&T and the BB&T Fund jointly and severally represent and warrant to and agree with Advisors and the Sterling Fund that:

         (a) BB&T is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. BB&T and the BB&T Fund are not required to qualify as a foreign association in any jurisdiction. BB&T and the BB&T Fund have all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in
Section 2(g).

         (b) BB&T is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the BB&T Fund is a separate series thereof duly designated in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of BB&T. The BB&T Fund, which has not had active operations prior to the Exchange Date, intends to qualify as a regulated investment company under Part I of Subchapter M of the Code.

         (c) There are no material legal, administrative or other proceedings pending or, to the knowledge of BB&T or the BB&T Fund, overtly threatened against BB&T or the BB&T Fund which assert liability on the part of BB&T or the BB&T Fund.

         (d) There are no material contracts outstanding to which BB&T or the BB&T Fund is a party, other than as disclosed in the Prospectus and the corresponding Statement of Additional Information or in the Registration Statement.

         (e) Neither BB&T nor the BB&T Fund has any known liabilities of a material nature, contingent or otherwise, other than those incurred in the ordinary course of the business of BB&T as an investment company. Prior to the Exchange Date, BB&T will advise Advisors of all known material liabilities, contingent or otherwise, incurred by it and the BB&T Fund, whether or not incurred in the ordinary course of business.

         (f) No consent, approval, authorization or order of any governmental authority is required for the consummation by BB&T or the BB&T Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

         (g) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(g), BB&T on behalf of the BB&T Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of the Sterling Fund to be transferred to the BB&T Fund pursuant to this Agreement.

         (h) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to BB&T and the BB&T Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by BB&T or the BB&T Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement or any amendments or supplements thereto made in reliance upon and in conformity with information furnished by Advisors or the Sterling Fund for use in the Registration Statement, the Prospectus or the Proxy Statement. For these purposes, information shall be permitted "on behalf" of Advisors or the Sterling Fund if furnished by it or an affiliate or by another person with the approval of Advisors or the Sterling Fund or their affiliate.

         (i) BB&T Fund Shares to be issued to the Sterling Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by BB&T and no shareholder of BB&T will have any preemptive right of subscription or purchase in respect thereof.

         (j) The issuance of BB&T Fund Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         (k) Immediately prior to the consummation of the transactions contemplated by this Agreement, the BB&T Fund will not hold any property or have any tax attributes (including those specified in Section 381(c) of the Code), and immediately following the consummation of such transactions, the BB&T Fund will possess solely assets and liabilities that were possessed by the Sterling Fund immediately prior to such transactions, provided however that at the time of or before such transactions, the BB&T Fund may hold a nominal amount of assets to facilitate its organization.

         (l) Immediately prior to the consummation of the transactions contemplated by this Agreement, there shall be no issued and outstanding Shares of the BB&T Fund (and no options, warrants, or other rights to subscribe for or purchase Shares of the BB&T Fund, or securities convertible into Shares of the BB&T Fund) other than a nominal amount of Shares issued to facilitate the organization of the BB&T Fund. In connection with the transactions contemplated by this Agreement all of the BB&T Fund Shares that are or will be issued (other than a nominal amount of Shares of the BB&T Fund that may be issued to facilitate the organization of the BB&T Fund) will be in respect of Sterling Fund Shares. Immediately following consummation of the transactions contemplated by the Agreement, all of the outstanding Shares of the BB&T Fund will be owned by the former shareholders of the Sterling Fund (other than a nominal amount of Shares of the BB&T Fund that may be issued to facilitate the organization of the BB&T Fund), who will own such shares solely by reason of their ownership of Shares of the Sterling Fund immediately prior to the transactions contemplated by this Agreement.

         (m) The BB&T Fund was formed for the purpose of effecting the transactions contemplated by this Agreement and will not engage in any business prior to the transactions contemplated by this Agreement. The BB&T Fund has never held, and will not hold prior to the transactions contemplated by this Agreement, directly or indirectly, any Sterling Fund Shares.



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         (n) The BB&T Fund has not yet filed its first federal income tax return, and, thus, has not yet elected to be a regulated investment company for federal income tax purposes. The BB&T Fund will file its first income tax return at the completion of its first taxable year as a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company under Sections 851 and 852 of the Code.

         (o) No payments will be made by the BB&T Fund to its shareholders in connection with or as a result of this Agreement or the transactions contemplated by this Agreement, except that the BB&T Fund will, in the ordinary course of its business as an open-end investment company, make distributions of dividends paying out investment income or capital gains, and distributions in redemption of Shares.

         (p) BB&T through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Advisors and the Sterling Fund in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

         3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of the Sterling Fund and to the other terms and conditions contained herein, Advisors and the Sterling Fund agree to sell, assign, convey, transfer and deliver to the BB&T Fund, and the BB&T Fund agrees to acquire from the Sterling Fund, on the Exchange Date all of the Investments, all of the cash, property, rights, privileges, powers, franchises and other assets, know or unknown, of the Sterling Fund in exchange for that number of Shares of the BB&T Fund provided for in Section 4 and the assumption by the BB&T Fund of all of the liabilities of, allocated or attributable to, the Sterling Fund, whether known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured. Without limiting the foregoing, BB&T agrees to assume the obligation of Advisors to indemnify and hold harmless the trustees and officers of Advisors with respect to any action or omission or alleged action or omission relating to the Sterling Fund prior to the consummation of the transactions described in paragraph (a) of this Agreement, including the obligation to advance expenses, to the maximum extent permitted by applicable law and as set forth in Advisors' Declaration of Trust and By-laws. Pursuant to this Agreement, the Sterling Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the BB&T Fund Shares received by it to its shareholders in exchange for their Shares of the Sterling Fund.

         (b) Advisors, on behalf of the Sterling Fund, will pay or cause to be paid to the BB&T Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the BB&T Fund hereunder. Advisors, on behalf of the Sterling Fund, will transfer to the BB&T Fund any rights, stock dividends or other securities received by Advisors or the Sterling Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to the BB&T Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid

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as of the Exchange Date shall be included in the determination of the value of the assets of the Sterling Fund acquired by the BB&T Fund.

         4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, BB&T will deliver to Advisors a number of Sterling Shares of the BB&T Fund having an aggregate net asset value equal to the value of the assets attributable to the Institutional Class Shares of the Sterling Fund acquired by the BB&T Fund, less the value of the liabilities of the Sterling Fund assumed, determined as hereafter provided in this Section 4.

         (a) Subject to Section 4(d) hereof, the value of the Sterling Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the BB&T Fund set forth in the Prospectus and Statement of Additional Information.

         (b) Subject to Section 4(d) hereof, the net asset value of a share of the BB&T Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Prospectus.

         (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on ______________ for the Sterling Fund, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         (d) No formula will be used to adjust the net asset value of the Sterling Fund or BB&T Fund to take into account differences in realized and unrealized gains and losses.

         (e) The BB&T Fund shall issue its Shares to the Sterling Fund on one share deposit receipt registered in the name of the Sterling Fund. The Sterling Fund shall distribute in liquidation the BB&T Fund Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to BB&T 's transfer agent which will as soon as practicable set up open accounts for the Sterling Fund shareholder in accordance with written instructions furnished by Advisors.

         (f) The BB&T Fund shall assume all liabilities of the Sterling Fund, as set forth in Section 3(a) hereof, in connection with the acquisition of assets and subsequent dissolution of the Sterling Fund or otherwise, except that recourse for assumed liabilities relating to the Sterling Fund will be limited to the BB&T Fund.

         5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by BB&T, the BB&T Fund, Advisors, the Sterling Fund and Sterling Capital Management LLC, the investment adviser to the BB&T Fund and the Sterling Fund, of the transactions contemplated by this Agreement will be borne by Sterling Capital Management LLC, including the costs of proxy materials, proxy solicitation, and legal expenses. All such fees and expenses incurred and so borne by Sterling Capital Management LLC shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Sterling Capital Management LLC to the relevant

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providers of services or other payees, in accordance with the principles set forth in Revenue Ruling 73-54, 1973-1 C.B. 187. Fees and expenses not incurred directly in connection with the consummation of the transactions contemplated by this Agreement will be borne by the party incurring such fees and expenses. Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of the BB&T Fund or the Sterling Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Sterling Fund shareholders will pay their respective expenses, if any, incurred in connection with the transactions contemplated by this Agreement. Neither the BB&T Fund nor the Sterling Fund will pay the Sterling Fund shareholders' expenses.

         (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Advisors being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Advisors' obligations referred to in Section 8(a) or Section 10), Advisors shall pay directly all reasonable fees and expenses incurred by BB&T in connection with such transactions, including, without limitation, legal, accounting and filing fees.

         (c) In the event the transactions contemplated by this Agreement are not consummated by reason of BB&T being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to BB&T's obligations referred to in Section 8(a) or Section 9), BB&T shall pay directly all reasonable fees and expenses incurred by Advisors in connection with such transactions, including without limitation legal, accounting and filing fees.

         (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) BB&T or Advisors being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Advisors or BB&T's obligations referred to in Section 8(a), Section 9 or Section 10 of this Agreement, then each of Advisors and BB&T shall bear the expenses it has actually incurred in connection with such transactions.

         (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

         6. PERMITTED ASSETS. BB&T and Advisors agree to review the assets of the Sterling Fund to ensure that at any time prior to the Exchange Date the assets of the Sterling Fund do not include any assets that the BB&T Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by the Sterling Fund, is unsuitable for the BB&T Fund to acquire.

         7. EXCHANGE DATE. Delivery of the assets of the Sterling Fund to be transferred, assumption of the liabilities of the Sterling Fund to be assumed, and the delivery of BB&T Fund Shares to be issued shall be made on ___________ at 10:00 a.m. or at such other times and dates agreed to by Advisors and BB&T, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Advisors agrees to call a special meeting of the shareholders of the Sterling Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of the Sterling Fund to and the assumption of all of the liabilities of the Sterling Fund by the BB&T Fund as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of the Sterling Fund, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of the Sterling Fund shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Advisors' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

         (b) Advisors and the Sterling Fund agree that the liquidation of the Sterling Fund will be effected in the manner provided in Advisors' Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any BB&T Fund Shares to the shareholders of the Sterling Fund without first paying or adequately providing for the payment of all of the Sterling Fund's known debts, obligations and liabilities.

         (c) Each of BB&T and Advisors will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

         9. CONDITIONS TO BB&T'S OBLIGATIONS. The obligations of BB&T and the BB&T Fund hereunder shall be subject to the following conditions:

         (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of the Sterling Fund, shall have been approved by the shareholders of the Sterling Fund in the manner required by law.

         (b) Advisors shall have furnished to BB&T a statement of the Sterling Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Advisors' behalf by its President (or any Vice President) and Chief Financial Officer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Sterling Fund since October 31, 2005, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of the Sterling Fund, dividends paid or losses from operations.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Advisors and the Sterling Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Advisors and the Sterling Fund have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to each of such dates, and Advisors shall have furnished to BB&T a statement, dated the Exchange Date, signed by Advisors' President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) Advisors shall have delivered to BB&T a letter from KPMG LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of the Sterling Fund for the year ended October 31, 2005 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of the Sterling Fund for the periods covered thereby, or that the Sterling Fund would not qualify as a regulated investment company for federal income tax purposes.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) BB&T shall have received an opinion of Morgan, Lewis & Bockius LLP, in form reasonably satisfactory to BB&T and dated the Exchange Date, to the effect that (i) Advisors is a business trust validly existing in conformity with the laws of the Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry on its business as presently conducted, and the Sterling Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of Advisors; (ii) this Agreement has been duly authorized, executed, and delivered by Advisors on behalf of the Sterling Fund and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by BB&T, is a valid and binding obligation of Advisors with respect to the Sterling Fund, enforceable against the Sterling Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto; (iii) Advisors has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Advisors and the Sterling Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to BB&T; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Advisors' Declaration of Trust and Bylaws or any provision of an agreement known to such counsel to which Advisors, with respect to the Sterling Fund, is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligations or the imposition of any penalty under any agreement, judgment, or decree to which the Sterling Fund is a party or by which it is bound; (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Advisors on behalf of the Sterling Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act; (vi) to such counsel's knowledge, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Sterling Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Exchange Date that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Sterling Fund's business; (vii) Advisors is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and (viii) to the knowledge of such counsel, except as has been disclosed in writing to the BB&T Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Sterling Fund or any of its properties or assets or any person whom the Sterling Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Sterling Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

         (g) BB&T shall have received an opinion of Ropes & Gray LLP, counsel to BB&T, addressed to BB&T and the BB&T Fund, in form reasonably satisfactory to BB&T and dated the Exchange Date (which opinion will be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, Treasury regulations, current administrative rules and court decisions, generally, for federal income tax purposes: (i) the transfer of all of the assets of the Sterling Fund to the BB&T Fund in exchange solely for the BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund, followed by the distribution by the Sterling Fund of the BB&T Fund Shares to the Sterling Fund shareholders in complete liquidation of the Sterling Fund, will constitute a "reorganization" as defined in Section 368(a) of the Code, and the Sterling Fund and the BB&T Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the BB&T Fund upon the receipt of the assets of the Sterling Fund in exchange for BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund; (iii) the basis in the hands of the BB&T Fund of the assets of the Sterling Fund transferred to the BB&T Fund will be the same as the basis of such assets in the hands of the Sterling Fund immediately prior to the transfer; (iv) the holding periods of the assets of the Sterling Fund in the hands of the BB&T Fund will include the periods during which such assets were held by the Sterling Fund; (v) no gain or loss will be recognized by the Sterling Fund upon the transfer of the Sterling Fund's assets to the BB&T Fund in exchange for BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund, or upon the distribution of BB&T Fund Shares by the Sterling Fund to its shareholders in liquidation pursuant to this Agreement; (vi) no gain or loss will be recognized by the Sterling Fund shareholders upon the exchange of their Sterling Fund Shares for BB&T Fund Shares; (vii) the aggregate basis of the BB&T Fund Shares a Sterling Fund shareholder receives in connection with the transactions contemplated by this Agreement will be the same as the aggregate basis of his or her Sterling Fund Shares exchanged therefor; (viii) a Sterling Fund shareholder's holding period for his or her BB&T Fund Shares will be determined by including the period for which he or she held the Sterling Fund Shares exchanged therefor, provided that he or she held such

Sterling Fund Shares as capital assets; and (ix) the BB&T Fund will succeed to and take into account the items of the Sterling Fund described in Section 381(c) of the Code.

         (h) Subject to the parties' compliance with Section 6 hereof, the assets of the Sterling Fund to be acquired by the BB&T Fund will include no assets which the BB&T Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the Prospectus in effect on the Exchange Date, may not properly acquire. BB&T shall not change the BB&T Declaration of Trust and the Prospectus so as to restrict permitted investments for the BB&T Fund except as required by the Commission or any state regulatory authority.

         (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T, contemplated by the Commission and or any state regulatory authority.

         (j) All proceedings taken by Advisors in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to BB&T.

         (k) Advisors shall have furnished to BB&T a certificate, signed by the President (or any Vice President) and the Chief Financial Officer of Advisors, as to the tax cost to Advisors of the securities delivered to BB&T pursuant to this Agreement, together with any such other evidence as to such tax cost as BB&T may reasonably request.

         (l) The Sterling Fund's custodian shall have delivered to BB&T a certificate identifying all of the assets of the Sterling Fund held by such custodian as of the Valuation Time.

         (m) The Sterling Fund's transfer agent shall have provided to BB&T's transfer agent (i) the originals or true copies of all of the records of the Sterling Fund in the possession of such Sterling transfer agent as of the Exchange Date, (ii) a record specifying the number of Shares of the Sterling Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of the Sterling Fund and the number of Shares held of record by each such shareholder as of the Valuation Time. Sterling's transfer agent shall also have provided BB&T with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

         (n) All of the issued and outstanding Shares of the Sterling Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Advisors or the Sterling Fund or its transfer agent by BB&T or its agents shall have revealed otherwise, either (i) Advisors and the Sterling Fund shall have taken all actions that in the reasonable opinion of BB&T are necessary to remedy any prior failure on the part of Advisors to have offered for sale and sold such Sterling Fund Shares in conformity with such laws or (ii) Advisors shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of BB&T in amounts sufficient and upon terms satisfactory, in the opinion of BB&T or its counsel, to indemnify BB&T against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Advisors to have offered and sold such Sterling Fund Shares in conformity with such laws.

         (o) BB&T shall have received from KPMG LLP a letter addressed to BB&T dated as of the Exchange Date reasonably satisfactory in form and substance to BB&T and Advisors to the effect that, on the basis of limited procedures agreed upon by BB&T and Advisors and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of the Sterling Fund to be exchanged for the Shares have been determined in accordance with the valuation procedures for the BB&T Fund as set forth in the Prospectus and Statement of Additional Information.

         (p) Advisors shall have duly executed and delivered to BB&T bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as BB&T may deem necessary or desirable to transfer all of Advisors' and the Sterling Fund's entire right, title and interest in and to the Investments and all other assets of the Sterling Fund.

         10. CONDITIONS TO ADVISORS' OBLIGATIONS. The obligations of Advisors and the Sterling Fund hereunder shall be subject to the following conditions:

         (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of the Sterling Fund, shall have been approved by the shareholders of the Sterling Fund in the manner required by law.

         (b) BB&T shall have executed and delivered to Advisors an Assumption of Liabilities dated as of the Exchange Date pursuant to which the BB&T Fund will assume all of the liabilities of the Sterling Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of BB&T and the BB&T Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, BB&T and the BB&T Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and BB&T shall have furnished to Advisors a statement, dated the Exchange Date, signed by BB&T's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (e) Advisors shall have received an opinion of Ropes & Gray LLP, in form reasonably satisfactory to Advisors and dated the Exchange Date, to the effect that (i) BB&T is a business trust validly existing in conformity with the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry on its business as presently conducted, and the BB&T Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of BB&T; (ii) the BB&T Fund Shares to be delivered to Advisors as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by BB&T and no shareholder of BB&T has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by BB&T and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Advisors, is a valid and binding obligation of BB&T; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate BB&T's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which BB&T or the BB&T Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in BB&T's Declaration of Trust, as amended, Bylaws or the Prospectus, such counsel may rely upon a certificate of an officer of BB&T whose responsibility it is to advise BB&T with respect to such matters; (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by BB&T or the BB&T Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act; (vi) BB&T is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and (vii) to the knowledge of such counsel, except as has been disclosed in writing to the Sterling Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the BB&T Fund or any of its properties or assets or any person whom the BB&T Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the BB&T Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

         (f) Advisors shall have received an opinion of Ropes & Gray LLP addressed to Advisors and the Sterling Fund, in a form reasonably satisfactory to Advisors and dated the Exchange Date (which opinion will be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, Treasury regulations, current administrative rules and court decisions, generally, for federal income tax purposes: (i) the transfer of all of the assets of the Sterling Fund to the BB&T Fund in exchange solely for the BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund, followed by the distribution by the Sterling Fund of the BB&T Fund Shares to the Sterling Fund shareholders in complete liquidation of the Sterling Fund, will constitute a "reorganization" as defined in Section 368(a) of the Code, and the Sterling Fund and the BB&T Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the BB&T Fund upon the receipt of the assets of the Sterling Fund in exchange for BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund; (iii) the basis in the hands of the BB&T Fund of the assets of the Sterling Fund transferred to the BB&T Fund will be the same as the basis of such assets in the hands of the Sterling Fund immediately prior to the transfer;
(iv) the holding periods of the assets of the Sterling Fund in the hands of the BB&T Fund will include the periods during which such assets were held by the Sterling Fund; (v) no gain or loss will be recognized by the Sterling Fund upon the transfer of the Sterling Fund's assets to the BB&T Fund in exchange for BB&T Fund Shares and the assumption by the BB&T Fund of the liabilities of the Sterling Fund or upon the distribution of BB&T Fund Shares by the Sterling Fund to its shareholders in liquidation pursuant to this Agreement; (vi) no gain or loss will be recognized by the Sterling Fund shareholders upon the exchange of their Sterling Fund Shares for BB&T Fund Shares; (vii) the aggregate basis of the BB&T Fund Shares a Sterling Fund shareholder receives in connection with the transactions contemplated by this Agreement will be the same as the aggregate basis of his or her Sterling Fund Shares exchanged therefor; (viii) a Sterling Fund shareholder's holding period for his or her BB&T Fund Shares will be determined by including the period for which he or she held the Sterling Fund Shares exchanged therefor, provided that he or she held such Sterling Fund Shares as capital assets; and (ix) the BB&T Fund will succeed to and take into account the items of the Sterling Fund described in Section 381(c) of the Code.

         (g) All proceedings taken by BB&T in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Advisors.

         (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T, contemplated by the Commission or any state regulatory authority.

         (i) At the Exchange Date, the Sterling Fund will have sold such of its assets, if any, if informed by BB&T in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, the BB&T Fund designated as a "diversified company" will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the BB&T Prospectus previously furnished to Advisors.

         (j) All fees and expenses, as specified in Section 5 hereof, shall be paid in full by Sterling Capital Management LLC.

         11. INDEMNIFICATION. (a) Advisors will indemnify and hold harmless BB&T, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Advisors or the Sterling Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Advisors or the Sterling Fund required to be stated therein or necessary to make the statements relating to Advisors or the Sterling Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Advisors. The Indemnified Parties will notify Advisors in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Advisors shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Advisors elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Advisors' and the Sterling Fund's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Sterling Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

         (b) BB&T will indemnify and hold harmless Advisors, its directors and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to BB&T or the BB&T Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to BB&T or the BB&T Fund required to be stated therein or necessary to make the statements relating to BB&T or the BB&T Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of BB&T. The Indemnified Parties will notify BB&T in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). BB&T shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if BB&T elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The BB&T Fund's obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the BB&T Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

         12. NO BROKER, ETC. Each of BB&T and Advisors represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

         13. TERMINATION. BB&T and Advisors may, by mutual consent of their respective trustees, terminate this Agreement, and BB&T or Advisors, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by ____________, this Agreement shall automatically terminate on that date unless a later date is agreed to by BB&T and Advisors.

         14. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         15. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         16. BB&T AGREEMENT AND DECLARATION OF TRUST. BB&T is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T or BB&T Fund entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of BB&T personally, but bind only the assets of BB&T and all persons dealing with any series or funds of BB&T, such as the BB&T Fund, with respect to all obligations contained in this Agreement, must look solely to the assets of BB&T belonging to such series or fund for the enforcement of any claims against BB&T.

         17. ADVISORS AGREEMENT AND DECLARATION OF TRUST. Advisors is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of Advisors or Sterling Fund entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Advisors personally, but bind only the assets of Advisors and all persons dealing with any series or funds of Advisors, such as the Sterling Fund, with respect to all obligations contained in this Agreement, must look solely to the assets of Advisors belonging to such series or fund for the enforcement of any claims against Advisors.


                            [Signature Page Follows]

         This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                      THE ADVISORS' INNER CIRCLE FUND,
                                      on behalf of the Sterling Capital Small
                                      Cap Value Fund


                                      By:
                                           ------------------------------
                                           Name:
                                           Title:

                                      BB&T FUNDS,
                                      on behalf of the Sterling Capital Small
                                      Cap Value Fund



                                      By:
                                           ------------------------------
                                           Name:
                                           Title: